Exhibit 16.1
June 15, 2010
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549 — 7561

Re:	Compellent Technologies, Inc.
File No. 001-33685
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Compellent Technologies, Inc. dated June 15, 2010, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP